                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (date of earliest event reported)     May 18, 1998


                           KELLSTROM INDUSTRIES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                               ------------------
                 (State of other jurisdiction of incorporation)


     0-23764                                              13-3753725
   ------------                                       ---------------------
   (Commission                                           (I.R.S. Employer
   File Number)                                         Identification No.)

         14000 N.W. 4th Street
         Sunrise, Florida                                              33325
    -----------------------------------------------                   --------
    (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code              (954) 845-0427


                                       N/A

    ------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         On May 6, 1998, Kellstrom Industries, Inc. (the "Registrant") entered into an agreement to purchase all of the outstanding capital stock (the "Acquisition") of Aerocar Aviation Corp. and Aerocar Parts, Inc. (collectively, "Aerocar"), for the aggregate purchase price payable at closing of approximately $44,000,000 and the issuance at closing of a warrant to purchase 250,000 shares of common stock, par value $0.001 per share, of the Registrant (the "Common Stock") at the fair market value of the Common Stock at closing, plus an additional $5,000,000 payable over a two year period after closing either in cash, or at the option of the Company, in shares of Common Stock having an equivalent value as of the date of issuance. The Registrant's obligation to complete the Acquisition is subject to closing conditions. The $44 million closing date payment will be paid by the Registrant out of the net proceeds of the Registrant's proposed public offering of the Registrant's debt and equity securities pursuant to its two Registration Statements on Form S-3 filed on May 18, 1998. The Registrant is obligated to pay a fee to Helix Capital Services, L.L.C. for financial and mergers and acquisitions services provided in connection with the Acquisition in an amount equal to two percent (2%) of the consideration paid by the Registrant in the Acquisition.

         Aerocar is engaged in the sale and leasing of aircraft engines and aircraft engine parts to major airlines and regional carriers. Aerocar's primary focus is on the Pratt & Whitney JT8D engine.

         A copy of the press release issued by the Registrant on May 18, 1998 announcing the Acquisition is attached hereto as Exhibit 99, and is incorporated herein by reference.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits.

          (a)     COMBINED FINANCIAL STATEMENTS OF AEROCAR

                  Independent Auditors' Report

                  Combined Balance Sheet as of December 31, 1997

                  Combined Statement of Earnings for the Year
                  Ended December 31, 1997

                  Combined Statement of Shareholders' Equity for the Year Ended December 31, 1997

                  Combined Statement of Cash Flows for the Year Ended December 31, 1997

                  Notes to Combined Financial Statements

                  Condensed Combined Balance Sheets as of March 31, 1998 and 1997 (Unaudited)

                  Condensed Combined Statement of Earnings for the Three Months Ended March 31, 1998 and 1997 (Unaudited)

                  Condensed Combined Statement of Cash Flows for the Three Months Ended March 31, 1998 and 1997 (Unaudited)

                  Notes to Condensed Combined Financial Statements

          (b)     PRO FORMA FINANCIAL INFORMATION (Unaudited)

                  Pro Forma Consolidated Combined Statement of Earnings for the year ended December 31, 1997 (Unaudited)

                  Pro Forma Consolidated Combined Balance Sheet for the year ended December 31, 1997 (Unaudited)

                  Pro Forma Consolidated Combined Statement of Earnings for the three months ended March 31, 1998 (Unaudited)

                  Pro Forma Consolidated Combined Statement of Earnings for the three months ended March 31, 1997 (Unaudited)

         (c)      Exhibits. The Exhibits to this Form 8-K are listed in the
                  Exhibit Index and are incorporated by reference herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   KELLSTROM INDUSTRIES, INC.

Date: May 18, 1998                 By:      /s/ Michael W. Wallace
                                            ----------------------------
                                            Michael W. Wallace
                                            Chief Financial Officer

                                  Exhibit Index
                                  -------------

         Exhibit No:
         -----------

         2.1 Stock Purchase Agreement dated as of May 6, 1998, by and among Kellstrom Industries, Inc., Aerocar Aviation Corp., Aerocar Parts, Inc., Rosa Shashua and Carmel Shashua

         99.1              Press Release issued by the Registrant on May 18,
                           1998

-------------------------------------------

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                          Combined Financial Statements

                                December 31, 1997

                   (With Independent Auditors' Report Thereon)

                          Independent Auditor's Report


The Shareholders
Aerocar Aviation Corp. and
  Aerocar Parts, Inc.:

We have audited the accompanying combined balance sheet of Aerocar Aviation Corp. and Aerocar Parts, Inc. (collectively, the "Company") as of December 31, 1997, and the related combined statements of earnings, shareholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Aerocar Aviation Corp. and Aerocar Parts, Inc. as of December 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



Fort Lauderdale, Florida                                   KPMG Peat Marwick LLP
May 13, 1998

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                             COMBINED BALANCE SHEET

                                December 31, 1997

                  ASSETS

Cash and cash equivalents                                            $ 7,163,060
Trade receivables                                                      1,073,850
Inventories                                                            4,100,157
Equipment under operating leases, net                                 14,869,339
Equipment, furniture and fixtures, net                                   148,377
Other assets                                                             161,578
                                                                     -----------

               Total assets                                          $27,516,361
                                                                     ===========

        LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued expenses                                $ 3,061,346
Notes payable                                                          5,601,303
Note payable to shareholder                                              250,000
Security deposits on leased equipment                                    448,000
                                                                     -----------

               Total liabilities                                       9,360,649

Shareholders' equity:

     Common stock, $1 par value; 1,000 shares authorized;
        400 shares issued and outstanding                                    400
     Additional paid-in capital                                          266,267
     Retained earnings                                                17,889,045
                                                                     -----------

               Total shareholders' equity                             18,155,712
                                                                     -----------
               Total liabilities and shareholders' equity            $27,516,361
                                                                     ===========

See accompanying notes to combined financial statements.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                         COMBINED STATEMENT OF EARNINGS

                      For the year ended December 31, 1997




Sales of aircraft engines and engine parts                     $ 31,693,131
Rental revenues                                                  10,784,562
                                                               ------------

               Total revenues                                    42,477,693
                                                               ------------

Cost of goods sold                                               11,957,687
Depreciation of equipment under operating leases                  3,025,095
Selling, general and administrative expenses                      4,600,069
Depreciation                                                         31,592
                                                               ------------

               Total operating expenses                          19,614,443
                                                               ------------

Operating income                                                 22,863,250

Interest expense                                                   (321,461)
Interest income                                                     179,749
Other                                                                49,604
                                                               ------------
               Net income                                      $ 22,771,142
                                                               ============

See accompanying notes to combined financial statements.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                      For the year ended December 31, 1997



                                                   Common            Additional               Retained
                                                    stock          paid-in capital            earnings           Total
                                                    -----          ---------------            --------           -----
Balance at December 31, 1996                    $     400                266,267             12,218,486        12,485,153

     Net income                                        --                     --             22,771,142        22,771,142

     Distributions to shareholders                     --                     --            (17,100,583)      (17,100,583)
                                              -----------            -----------            -----------       -----------

Balance at December 31, 1997                    $     400                266,267             17,889,045        18,155,712
                                              ===========            ===========            ===========       ===========


See accompanying notes to combined financial statements.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1997



Cash flows from operating activities:
     Net income                                                  $ 22,771,142
     Adjustments to reconcile net income to net cash
      provided by operating activities:
        Depreciation                                                   31,592
        Depreciation of equipment under operating leases            3,025,095
        Purchases of equipment under operating leases              (9,017,197)
        Changes in operating assets and liabilities:
           Increase in trade receivables                             (407,955)
           Decrease in inventories                                  4,525,020
           Increase in other assets                                   (76,093)
           Decrease in accounts payable and accrued expenses         (930,536)
           Decrease in security deposits on leased equipment         (238,500)
                                                                 ------------

                    Net cash provided by operating activities      19,682,568
                                                                 ------------

Cash flows from investing activities:
     Purchases of equipment, furniture and fixtures                  (107,953)
                                                                 ------------
                    Net cash used in financing activities            (107,953)
                                                                 ------------

Cash flows from financing activities:
     Prceeds from notes payable                                     5,892,493
     Repayments of notes payable                                   (2,301,190)
     Distributions to shareholders                                (17,100,583)
                                                                 ------------

                    Net cash provided by financing activities     (13,509,280)
                                                                 ------------

                    Net increase in cash                            6,065,335

Cash and cash equivalents, beginning of year                        1,097,725
                                                                 ------------

Cash and cash equivalents, end of year                           $  7,163,060
                                                                 ============

Supplemental disclosure of cash flow information:
     Interest paid during the year                               $    179,749
                                                                 ============


See accompanying notes to combined financial statements.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                      For the year ended December 31, 1997



(1)    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    DESCRIPTION OF BUSINESS

              Aerocar Aviation Corp. ("Aviation") and Aerocar Parts, Inc. ("Parts") (collectively, the "Company") are entities under common ownership. Aviation and Parts were incorporated in Florida on May 16, 1985 and June 18, 1992, respectively. Aviation purchases, refurbishes (through subcontractors), markets, leases and resells commercial aircraft engines and engine parts to air carriers, manufacturers and overhaul/repair facilities. Parts purchases and resells spare engine parts primarily to Aviation.

       (b)    PRINCIPLES OF COMBINATION

              The combined financial statements include the accounts of Aviation and Parts. All significant intercompany balances and transactions have been eliminated in combination.

       (c)    REVENUE RECOGNITION

              Revenue from leasing of aircraft assets is recognized as operating lease revenue over the terms of the applicable lease agreements. Included in rental revenue are non-refundable maintenance payments from lessees. Revenue on the sale of aircraft engines and engine parts is recognized upon shipment of the product to the customer net of an estimated allowance for sales returns.

       (d)    CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

       (e)    INVENTORIES

              Inventories consist of the following as of December 31, 1997:

               Aircraft and engines                    $   3,221,134
               Spare parts                                   879,023
                                                       -------------

                                                       $   4,100,157
                                                       =============

              Inventories are stated at the lower of cost or market. Cost is primarily determined using the specific identification method.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS




       (f)    EQUIPMENT UNDER OPERATING LEASES

              The cost of the asset under lease is the original purchase price plus overhaul costs. Depreciation of the cost is computed on a usage-variable method to a salvage value representing the core value before overhaul, which reflects the usage levels of the equipment based on cycles. Maintenance and repair costs are expensed as incurred.

       (g)    EQUIPMENT, FURNITURE AND FIXTURES, NET

              Equipment, furniture and fixtures are stated at cost. Depreciation is calculated, using the straight-line method, over the estimated useful lives of the assets as follows:

                      Machinery and equipment               7 and 5 years
                      Furniture and fixtures                5 years
                      Automobiles                           3 years

              Expenditures for maintenance and repairs are charged to operations, as incurred, while renewals and betterments are capitalized.

       (h)    INCOME TAXES

              The Company, with the consent of its shareholders, has elected to be taxed as an S corporation, wherein the income is taxable to the shareholders and not to the Company. Therefore, no provision or liability for federal income taxes has been included in these combined financial statements.

       (i)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The fair value of financial instruments, consisting of cash and cash equivalents, trade receivables, other assets, equipment under operating leases, accounts payable and accrued expenses and note payable to shareholder, is based on the short maturity of these instruments which approximates fair value at December 31, 1997. The fair value of notes payable approximated carrying value due to the repricing of the interest rates.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS




       (j)    USE OF ESTIMATES

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosures of contingent assets and liabilities to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       (k) IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

              The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(2)    EQUIPMENT UNDER OPERATING LEASES, NET

       Equipment under operating leases consists primarily of aircraft engines with typical lease terms of less than 18 months. Equipment under operating leases consists of the following as of December 31, 1997:

              Equipment under operating leases              $17,791,486
              Less accumulated depreciation                   2,922,147
                                                            -----------

                                                            $14,869,339
                                                            ===========

       As of December 31, 1997, future minimum rental revenue on equipment under operating leases is as follows:

              1998                                   $   3,147,500
              1999                                         496,000
                                                     -------------

                                                     $   3,643,500
                                                     =============

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS





(3)    EQUIPMENT, FURNITURE AND FIXTURES, NET

       Equipment, furniture and fixtures consists of the following as of December 31, 1997:

          Machinery and equipment           $215,156
          Furniture and fixtures             129,053
          Automobiles                         24,493
                                            --------
                                             368,702

          Less accumulated depreciation      220,325
                                            --------

                                            $148,377
                                            ========

(4)    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

       Accounts payable and accrued expenses consist of the following as of December 31, 1997:

              Accounts payable                                  $1,894,769
              Accrual for state taxes (see note 10)              1,073,313
              Other                                                 93,264
                                                                ----------

                                                                $3,061,346
                                                                ==========

(5)    NOTES PAYABLE

       Notes payable consists of the following as of December 31, 1997:

           Term loan bearing interest at 30-day
              LIBOR plus 2.7 percent (8.7 percent at
              December 31, 1997) payable in 84 monthly
              installments with final payment due
              August 1, 2004; secured by two specific
              engines and guaranteed by the Company's
              majority shareholder                      $  5,541,303

           Borrowings under revolving credit facility,
              interest, at prime plus 0.25 percent (8.8
              percent at December 31, 1997), is payable
              monthly; the revolving credit facility
              expires in March, 1999; secured by select
              engines in the Company's lease pool and
              guaranteed by the Company's majority
              shareholder                                     60,000
                                                        ------------
                                                        $  5,601,303
                                                        ============

       Effective August 1, 1997, the Company entered into an interest rate hedge agreement known as a Convertible CAP ("CAP") with the term loan financial institution to reduce the potential impact of increases in interest rates on the floating rate term loan. The agreement expires on August 1, 2000. The agreement states if market fixed interest rates defined as LIBOR plus 270 basis points are equal to or less than 8.7 percent, the financial institution has the right to fix the interest rate at 8.7 percent until expiration of the CAP agreement. If market interest rates are equal to or greater than 10.5 percent, the Company's interest rate on the term loan cannot exceed 10.5 percent. The interest rate on the outstanding balance as of December 31, 1997 was 8.7 percent.

       On August 6, 1996, as amended, the Company entered into a $6.0 million revolving credit facility for the purpose of financing the acquisition of certain aircrafts, aircraft engines and parts. The Company pays a quarterly facility fee equal to 0.125 percent of the average unused amount of the note. Availability under the revolving credit facility is reduced by standby letters of credit totaling approximately $2,598,000, maturing on various dates in 1998. The letters of credit were not drawn upon as of December 31, 1997.

       The term loan and revolving credit facility agreement contain various affirmative and negative covenants, including maintenance of total liabilities to tangible net worth and debt service ratios and limitations on the disposition of the assets and change of ownership (see note 11). A default under any other commitment or loan also constitutes a default under the term loan and revolving credit facility agreement. As of December 31, 1997, the Company was in

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS




       default of an affirmative covenant. The Company subsequently was granted a waiver from the lender through June 30, 1998.

       The aggregate maturities of notes payable for each of the five years subsequent to December 31, 1997 are as follows:

                      1998                              $    841,784
                      1999                                   901,784
                      2000                                   841,784
                      2001                                   841,784
                      2002                                   841,784
                      Thereafter                           1,332,383
                                                        ------------

                                                        $  5,601,303
                                                        ============

(6)    NOTE PAYABLE TO SHAREHOLDER

       On May 23, 1991, as amended, the Company entered into an unsecured promissory note with the majority shareholder. The note matures on December 31, 1998 and bears interest at 12.0 percent. Accrued interest of $10,000 is included in accounts payable and accrued expenses as of December 31, 1997.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS




(7)    LEASES

       The Company leases its office facilities from a related party under a lease which expires in April 2012. This lease requires the Company to pay all executory costs such as maintenance, insurance and property taxes.

       Future minimum lease payments as of December 31, 1997 are as follows:

                      1998                                $    235,200
                      1999                                     235,200
                      2000                                     235,200
                      2001                                     235,200
                      2002                                     235,200
                      Thereafter                             2,195,200
                                                          ------------

                                                          $  3,371,200
                                                          ============

       Total rental expense for the year ended December 31, 1997 approximated $224,000.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS



(8)    EMPLOYEE BENEFIT PLAN

       The Company offers a profit sharing plan (the "Plan") to substantially all employees. Contributions to the Plan are at the discretion of the Company's management. Contributions for the year ended December 31, 1997 approximated $79,000.

(9)    CONCENTRATIONS OF BUSINESS AND CREDIT RISK

       The Company's business is impacted by the general economic conditions of the commercial aviation industry. Airlines and other operators recognize the need to cut costs, shift inventory requirements and conserve capital to sustain profitability. The Company's industry is also subject to regulation by various governmental agencies with responsibilities over civil aviation. Increased regulations imposed by organizations such as the Federal Aviation Administration may significantly affect industry operations. Accordingly, economic and regulatory changes in the marketplace may significantly affect management's estimates and future performance.

       A significant percentage of the aircraft engines and aircraft engine parts purchases for the year ended December 31, 1997 are from Pratt & Whitney. The loss of this vendor could have an adverse impact on the Company.

       The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. No allowance was recorded as of December 31, 1997. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts.

(10)   COMMITMENTS AND CONTINGENCIES

       The Florida Department of Revenue ("DOR") delivered a Notice of Assessment ("Assessment") to the Company on January 23, 1997. The Assessment alleges the Company owes the State of Florida sales taxes, penalties and interest totaling approximately $1.1 million. The DOR's legal basis for the Assessment is that the Company failed to obtain resale exemption certificates from purchasers of parts sold by the Company in the ordinary course of business in violation of Florida Administrative Rule 12A-1.038(4).

       The Company filed a Protest of the Notice of Assessment on February 17, 1997. On April 23, 1998, the DOR delivered to the Company a Notice of Reconsideration stating that it would not modify the Assessment. On May 1, 1998, the Company filed a Petition for Formal Administration Hearing ("Petition") with the DOR. On May 11, 1998, the Company received a letter from DOR acknowledging the filing of the Petition and referred the matter to the Florida Attorney General's office for representation of the DOR.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


       The Company believes that the accruals, included in accounts payable and accrued expenses, provided in connection with this matter are adequate and that the resolution of this matter will not have a material adverse effect on the combined financial condition, results of operations or cash flow of the Company (see note 4).

       The Company is a party to various claims, legal actions and complaints arising in the normal course of business. While any proceeding or litigation has an element of uncertainty, management believes that the disposition of any matter that may arise will not have a material adverse effect on the combined financial condition, results of operations or cash flow of the Company.

(11)   SUBSEQUENT EVENTS

       On May 6, 1998, the Company entered into a Stock Purchase Agreement (the "Agreement") to sell 100 percent of its common stock to Kellstrom Industries, Inc. ("Kellstrom") for approximately $49.0 million. The Company expects to consummate this transaction upon the fulfillment of certain conditions as outlined in the Agreement

       Sales of aircraft and engine parts for the year ended December 31, 1997 included the sale of eight aircraft engines and three aircraft with three engines each with a net book value of approximately $4.3 million for approximately $20.3 million to Kellstrom.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                    Condensed Combined Financial Statements

                             March 31, 1998 and 1997

                                   (Unaudited)

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                       CONDENSED COMBINED BALANCE SHEETS

                             March 31, 1998 and 1997
                                  (Unaudited)



                                                                            1998           1997
                                                                            ----           ----
                                  ASSETS
                                  ------
Cash and cash equivalents                                                $ 7,665,301     5,197,010
Trade receivable                                                           1,278,137     1,265,655
Inventories                                                                4,139,291     6,831,705
Equipment under operating leases, net                                     16,245,413     7,570,943
Equipment, furniture and fixtures, net                                       154,320        89,697
Other assets                                                                 124,432        55,258
                                                                         -----------   -----------

               Total assets                                              $29,606,894    21,010,268
                                                                         ===========   ===========

                   LIABILITIES AND SHAREHOLDERS' EQUITY
                   ------------------------------------

Accounts payable and accrued expenses                                    $ 2,707,309     2,822,099
Notes payable                                                              5,390,411        60,000
Note payable to shareholder                                                  250,000       250,000
Security deposits on leased equipment                                        448,000       481,000
                                                                         -----------   -----------

               Total liabilities                                           8,795,720     3,613,099
                                                                         -----------   -----------

Shareholders' equity:
     Common stock, $1 par value; 1,000 shares authorized;
        400 shares issued and outstanding                                        400           400
     Additional paid-in capital                                              266,267       266,267
     Retained earnings                                                    20,544,507    17,130,502
                                                                         -----------   -----------

               Total shareholders' equity                                 20,811,174    17,397,169
                                                                         -----------   -----------

               Total liabilities and shareholders' equity                $29,606,894    21,010,268
                                                                         ===========   ===========


See accompanying notes to unaudited condensed combined financial statements.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                   CONDENSED COMBINED STATEMENTS OF EARNINGS

            For the three-month periods ended March 31, 1998 and 1997
                                   (Unaudited)

                                                       1998            1997
                                                       ----            ----

Sales of engines and engine parts                  $ 2,508,565      7,362,859
Rental revenues                                      1,885,716      2,774,583
                                                   -----------    -----------

                  Total revenues                     4,394,281     10,137,442
                                                   -----------    -----------

Cost of goods sold                                     626,097      4,366,657
Depreciation of equipment under operating leases       458,607        377,890
Selling, general and administrative expenses           616,605        483,416
Depreciation                                             8,799          6,037
                                                   -----------    -----------

                  Total operating expenses           1,710,108      5,234,000

Operating income                                     2,684,173      4,903,442

Interest expense                                      (125,607)       (27,471)
Interest income                                         28,471         36,045
Other                                                   68,425             --

                                                   -----------    -----------

                  Net income                       $ 2,655,462      4,912,016
                                                   ===========    ===========


See accompanying notes to unaudited condensed combined financial statements.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS

            For the three-month periods ended March 31, 1998 and 1997
                                   (Unaudited)

                                                                      1998           1997
                                                                      ----           ----
Cash flows from operating activities:
     Net income                                                    $ 2,655,462      4,912,016
     Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                  8,799          6,037
           Depreciation of equipment under operating leases            458,607        377,890
           Purchases of equipment under operating leases            (1,834,681)            --
           Proceeds from the sale of equipment under
             operating leases                                               --        928,404
           Changes in operating assets and liabilities:
               Increase in trade receivables                          (204,287)      (599,760)
               Decrease in inventories                                 (39,134)     1,794,331
               Decrease (Increase) in other assets                      37,146         30,227
               Decrease in accounts payable and accrued
                 expenses                                             (354,037)    (1,170,642)
               Decrease in security deposits on leased
                 equipment                                                  --       (205,500)
                                                                   -----------    -----------
                     Net cash provided by operating
                        activities                                     727,875      6,073,003

Cash flows from investing activities:
     Purchases of equipment, furniture and fixtures                    (14,742)       (23,718)
                                                                   -----------    -----------

                     Net cash used in financing activities             (14,742)       (23,718)
                                                                   -----------    -----------

Cash flows from financing activities:
     Repayments under notes payable                                   (210,892)    (1,950,000)
                                                                   -----------    -----------

                     Net cash used in investing activities            (210,892)    (1,950,000)
                                                                   -----------    -----------

                     Net increase in cash                              502,241      4,099,285

Cash and cash equivalents, beginning of year                         7,163,060      1,097,725
                                                                   -----------    -----------

Cash and cash equivalents, end of year                             $ 7,665,301      5,197,010
                                                                   ===========    ===========

Supplemental disclosure of cash flow information:
     Interest paid during the year                                 $   125,607         27,471
                                                                   ===========    ===========



See accompanying notes to unaudited condensed combined financial statements.

                           AEROCAR AVIATION CORP. AND
                               AEROCAR PARTS, INC.

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

                             March 31, 1998 and 1997
                                  (Unaudited)


(1)      BASIS OF PRESENTATION

         The accompanying condensed combined financial statements have been prepared by Aerocar Aviation Corp. and Aerocar Parts, Inc. (collectively, the "Company") without audit, pursuant to generally accepted accounting principles. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. These condensed combined financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1997 combined financial statements.

         In the opinion of management of the Company, the condensed combined financial statements reflect all adjustments (which consist only of normal recurring adjustments) necessary to present the condensed combined financial position of Aerocar Aviation Corp. and Aerocar Parts, Inc. as of March 31, 1998 and 1997 and the condensed combined results of operations and cash flows for the three-month periods ended March 31, 1998 and 1997. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

(2)      ACQUISITION

         On May 6, 1998, the Company entered into an agreement to sell 100 percent of its common stock to Kellstrom Industries, Inc. ("Kellstrom") for approximately $49.0 million. The Company expects to finalize the sale during June 1998.

                           KELLSTROM INDUSTRIES, INC.
             PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


                                               -----------------------------------------------------------------
                                                                   HISTORICAL

                                                                                               AEROCAR AVIATION
                                               KELLSTROM      AERO SUPPORT(A)      ITC(B)      & AEROCAR PARTS
                                              -----------    ----------------   -----------   -----------------
Sales of aircraft and engine parts, net        71,534,539       20,041,644      $28,214,141        31,693,131
Rental revenues                                 7,904,610                0          738,636        10,784,562
                                              -----------      -----------      -----------    --------------
Total revenues                                 79,439,149       20,041,644       28,952,777        42,477,693

Cost of goods sold                            (46,800,589)     (13,162,382)     (17,034,996)      (11,957,687)
Depreciation of equipment under
  operating leases                             (4,594,399)               0         (449,673)       (3,025,095)
Selling, general and administrative
  expenses                                     (8,877,598)      (3,690,856)      (5,615,848)       (4,600,069)

Depreciation and amortization                  (1,555,673)         (68,583)         (12,758)          (31,592)


                                              -----------      -----------      -----------    --------------
Total operating expenses                      (61,828,259)     (16,921,821)     (23,113,275)      (19,614,443)

Operating income                               17,610,890        3,119,823        5,839,502        22,863,250

Interest expense, net of interest income       (3,991,212)        (197,011)        (481,812)          (92,108)


                                              -----------      -----------      -----------    --------------
    Income before income taxes                 13,619,678        2,922,812        5,357,690        22,771,142

Income taxes                                   (5,077,159)        (196,401)               0                 0
                                              -----------      -----------      -----------    --------------

    Net income                                  8,542,519        2,726,411      $ 5,357,690        22,771,142
                                              ===========      ===========      ===========    ==============
Earnings per common share - basic                    1.18
                                              ===========
Earnings per common share - diluted                  0.95
                                              ===========
Weighted average number of common
  shares outstanding - basic                    7,266,534
                                              ===========
Weighted average number of common
  shares outstanding - diluted                  9,394,439
                                              ===========

                                              ------------------------------------------------------------------
                                                 PRO FORMA        PRO FORMA       PRO FORMA           PRO FORMA


                                               ADJUSTMENTS(C)    ADJUSTMENTS(D)   ADJUSTMENTS (E)     COMBINED
                                              -------------------------------------------------------------------
Sales of aircraft and engine parts, net         (6,817,932)     $            -    (20,300,000)       $124,365,523
Rental revenues                                          0                   -                         19,427,808
                                                ----------      --------------    -----------        ------------
Total revenues                                  (6,817,932)                  -    (20,300,000)        143,793,331

Cost of goods sold                               4,161,267                   -      4,286,710         (78,906,348)
                                                                                    1,601,329
Depreciation of equipment under
  operating leases                                       0                   -        557,877          (7,511,290)
Selling, general and administrative
  expenses                                         856,045             152,272       (938,259)        (19,909,917)
                                                                                    2,804,396
Depreciation and amortization                       16,500
                                                  (659,517)           (211,853)                        (2,365,040)

                                                   158,436
                                               -----------      --------------    -----------        ------------
Total operating expenses                         4,532,731             (59,581)     8,312,053        (108,692,595)

Operating income                                (2,285,201)            (59,581)   (11,987,947)         35,100,736

Interest expense, net of interest income           197,011          (2,129,325)
                                                (1,070,437)            481,812     (4,123,059)        (11,084,680)
                                                                                      321,461
                                                ----------      --------------    -----------        ------------
    Income before income taxes                  (3,158,627)         (1,707,094)   (15,789,545)         24,016,056

Income taxes                                       284,163          (1,398,526)    (2,618,098)         (9,006,021)
                                                ----------      --------------    -----------        ------------

    Net income                                  (2,874,464)         (3,105,620)   (18,407,643)       $ 15,010,035
                                                ==========      ==============    ===========        ============
Earnings per common share - basic                                                                    $       2.07
                                                                                                     ============
Earnings per common share - diluted                                                                  $       1.64
                                                                                                     ============
Weighted average number of common
  shares outstanding - basic                                                                            7,266,534
                                                                                                     ============
Weighted average number of common
  shares outstanding - diluted                                                                          9,394,439
                                                                                                     ============

                           KELLSTROM INDUSTRIES, INC.

         NOTES TO PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
                                   (UNAUDITED)

(A) The Registrant acquired substantially all of the assets, and assumed certain of the liabilities, of Aero Support USA, Inc. ("Aero Support") in September 1997 (the "Aero Support Acquisition"). For complete financial statements of Aero Support and certain pro forma financial information, see the Form 8-K filed by the Registrant on September 24, 1997, as amended on November 24, 1997 and February 27, 1998.

(B) The Registrant acquired all of the assets, and assumed certain of the liabilities, of Integrated Technology Corp. ("ITC") on April 1, 1998 (the "ITC Acquisition"). For complete financial statements of ITC and certain pro forma financial information, see the Form 8-K filed by the Registrant on May 18, 1998.

(C) For purposes of presenting the pro forma consolidated combined statement of earnings, the following adjustments have been made for the Aero Support acquisition:

                                                                                   Year Ended
                                                                                December 31, 1997
                                                                                -----------------
Increase (decrease) in income:

Reversal of Aero Support revenues for the period
  September 10, 1997 to December 31, 1997                                          $(6,817,932)
Reversal of Aero Support cost of goods sold for the period
  September 10, 1997 to December 31, 1997                                            4,161,267
Reversal of Aero Support selling, general and administrative expenses
  for the period September 10, 1997 to December 31, 1997                               856,045
Reversal of Aero Support depreciation and amortization for the period
  September 10, 1997 to December 31, 1997                                               16,500
Amortization of goodwill and non-compete agreement related to Aero Support
  Acquisition                                                                         (659,517)
Elimination of leasehold amortization expense for assets
  not acquired                                                                         158,436
Reduction in interest expense due to pay-off of debt on
  Aero Support line of credit                                                          197,011
Interest expense on acquisition debt and debt incurred
to repay existing Aero Support line of credit                                       (1,070,437)
                                                                                   -----------
                                                                                    (3,158,627)

Tax effect of pro forma adjustments                                                    284,163
                                                                                   -----------
   Net adjustment                                                                  $(2,874,464)
                                                                                   ===========

(D) For purposes of presenting the pro forma consolidated combined statement of earnings, the following adjustments have been made for the ITC acquisition:

                                                                                         Year Ended
                                                                                      December 31, 1997
                                                                                      -----------------
Increase (decrease) in income:

Amortization of goodwill and non-compete agreement related to ITC acquisition            $    (211,853)
Reduction in selling, general and administrative expense due to elimination
  of pension expense                                                                           152,272
Reduction in interest expense due to pay-off of debt on ITC line of credit                     481,812
Interest expense on acquisition debt and debt incurred to repay existing ITC
  line of credit                                                                            (2,129,325)
                                                                                         -------------
                                                                                            (1,707,094)
Tax effect of pro forma adjustments                                                         (1,398,526)
                                                                                         -------------
  Net adjustment                                                                         $  (3,105,620)
                                                                                         =============

(E) For purposes of presenting the pro forma consolidated combined statement of earnings, the following estimated adjustments have been made for the Aerocar Aviation and Aerocar Parts acquisition. (The final purchase price allocation will be based upon the final determination of the fair value of the net assets acquired at the time of closing):

                                                                                         Year Ended
                                                                                      December 31, 1997
                                                                                      -----------------
Increase (decrease) in income:

Reversal of Aerocar Aviation revenues for sales to Kellstrom Industries, Inc.            $ (20,300,000)
Reversal in cost of goods sold for sales to Kellstrom Industries, Inc.                       4,286,710
Reduction in cost of goods sold for sale of equipment previously owned by
  Aerocar Aviation                                                                           1,601,329
Reduction in depreciation expense from sales to Kellstrom Industries, Inc.                     557,877
Amortization of goodwill and non-compete related to Aerocar Aviation and
  Aerocar Parts acquisition                                                                   (938,259)
Elimination of Aerocar Aviation and Aerocar Parts officer's salary and bonus                 2,804,396
Increase in interest expense from acquisition debt                                          (4,123,059)
Reduction in interest expense due to pay-off of debt on Aerocar Aviation and
  Aerocar Parts line of credit                                                                 321,461
                                                                                         -------------
                                                                                           (15,789,545)
Tax effect of pro forma adjustments                                                         (2,618,098)
                                                                                         -------------
  Net adjustment                                                                         $ (18,407,643)
                                                                                         =============

                 PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
                          Year Ended December 31, 1997
                                   (Unaudited)

                                                     -------------------------------------------------------------------- ----------
                                                            HISTORICAL
                                                                             AEROCAR AVIATION  PRO FORMA      PRO FORMA    PRO FORMA
                                                     KELLSTROM       ITC     & AEROCAR PARTS  ADJUSTMENTS(A) AJUSTMENTS(B) COMBINED
                                                     ---------    ---------  ---------------- -------------- ------------- ---------
Current Assets:
    Cash and cash equivalents                            462,676      426,457     7,163,060             0                 8,052,193
    Trade receivables, net of allowances
         for returns and doubtful accounts            10,189,082      851,516     1,073,850     2,555,451                14,669,899
    Notes receivable                                   2,475,856            0             0             0                 2,475,856
    Inventories                                       35,965,376   18,972,857     4,100,157             0                59,038,390
    Prepaid expenses                                   2,646,629    1,699,491             0             0                 4,346,120
    Income tax receivable                                531,762            0             0             0                   531,762
    Due from affiliate                                         0            0             0             0                         0
    Deferred tax assets                                  636,115            0             0             0                   636,115
    Investment in securities                             425,759            0             0             0                   425,759
                                                     -----------  -----------    ----------   -----------  -----------  -----------
            Total current assets                      53,333,255   21,950,321    12,337,067     2,555,451            0   90,176,094

Equipment under operating leases, net                 39,932,388    3,592,773    14,869,339             0                58,394,500
Property, plant and equipment, net                     5,027,096       35,384       148,377             0                 5,210,857
Goodwill, net                                         29,775,709            0             0     6,714,872   32,139,066   68,629,647
Other assets                                           6,293,050       19,171       161,578       100,000      100,000    6,673,799
                                                     -----------  -----------    ----------   -----------  -----------  -----------
            Total Assets                             134,361,498   25,597,649    27,516,361     9,370,323   32,239,066  229,084,897
                                                     ===========  ===========    ==========   ===========  ===========  ===========
    Liabilities and Stockholders' Equity

Current Liabilities:
    Short-term payable                                 6,759,013    5,585,000             0             0                12,344,013
    Current maturities of long-term debt and capital
         lease obligations                             1,079,787            0             0             0                 1,079,787
    Accounts payable & accrued expenses               11,180,725    7,526,707     3,061,346       813,363    2,309,469   25,568,297
                                                                                                  350,000   (1,073,313)
                                                                                                             1,400,000
    Due to stockholder                                         0      467,902             0             0            0      467,902

    Due to affiliate                                           0            0             0             0            0            0
                                                     -----------  -----------    ----------   -----------  -----------  -----------
            Total Current Liabilities                 19,019,525   13,579,609     3,061,346     1,163,363    2,636,156   39,459,999

Long-term debt and capital lease obligations, less
      current maturities                              11,250,000            0     5,601,303    20,225,000   44,125,164   81,201,467
Subordinated note payable to shareholder                       0            0       250,000             0                   250,000
Convertible subordinated notes                        54,000,000            0             0             0                54,000,000
Security deposits on leased equipment                          0            0       448,000             0                   448,000
Other liabilities                                              0            0             0             0    2,133,458    2,133,458
Deferred tax liabilities                                 180,053            0             0             0                   180,053
                                                     -----------  -----------    ----------   -----------  -----------  -----------
            Total Liabilities                         84,449,578   13,579,609     9,360,649    21,388,363   48,894,778  177,672,977

Stockholders' Equity:
    Preferred stock, $.001 par value; 1,000,000
        shares authorized; none issued                         0            0             0             0            0            0
    Common stock, $.001 par value; 20,000,000 shares
        authorized; 7,879,356 shares and 3,315,308
        shares issued and outstanding in 1997 and
        1996, respectively                                 7,879            0             0             0            0        7,879
    Common stock, $1 par value; 500 shares
        authorized; 200 shares issued and
        outstanding                                            0      100,000             0      (100,000)           0            0
    Common stock, $1 par value; 1,000 shares
        authorized; 400 shares issued and
        outstanding                                            0            0           400             0         (400)           0
    Additional paid-in-capital                        39,027,053            0       266,267             0     (266,267)  40,527,053
                                                                                                             1,500,000

    Retained earnings                                 11,555,161   11,918,040    17,889,045   (11,918,040) (17,889,045)  11,555,161


    Loans receivable from directors and officers        (362,415)           0             0             0                  (362,415)
    Unrealized (loss)/gain on investment securities,
      net                                               (315,758)           0             0             0                  (315,758)
                                                     -----------  -----------    ----------   -----------  -----------  -----------
            Total Stockholders' Equity                49,911,920   12,018,040    18,155,712   (12,018,040) (16,655,712)  51,411,920
                                                     -----------  -----------    ----------   -----------  -----------  -----------
            Total Liabilities and Stockholders'
              Equity                                 134,361,498   25,597,649    27,516,361     9,370,323   32,239,066  229,084,897
                                                     ===========  ===========    ==========   ===========  ===========  ===========


(A) For purposes of presenting the pro forma consolidated balance sheet, the following adjustments have been made for the ITC acquisition:

                                                                            Year Ended
                                                                         December 31, 1997
                                                                         -----------------
    Elimination of allowance for doubtful accounts                            2,555,451
    Acquisition related liabilities incurred                                    350,000
    Excess purchase price over fair value of net assets acquired              6,714,872
    Non-compete agreement                                                       100,000
    Elimination of ITC Common Stock                                            (100,000)
    Elimination of ITC Accumulated Earnings                                 (11,918,040)
    Increase in credit line                                                  20,225,000
    Acquisition related expenses                                                813,363




(B) For purposes of presenting the pro forma consolidated combined balance sheet, the following estimated adjustments have been made for the Aerocar Aviation and Aerocar Parts acquisition. The final purchase price allocation will be based upon the final determination of the fair value of the net assets acquired at the closing.

                                                                            Year Ended
                                                                         December 31, 1997
                                                                         -----------------
    Excess of purchase price over fair value of net assets acquired          32,139,066
    Non compete agreement                                                       100,000
    Debt incurred                                                            44,125,164
    Deferred acquisition payment incurred (current portion)                   2,309,469
    Deferred acquisition payment incurred (non current portion)               2,133,458
    Elimination of tax contingency                                           (1,073,313)
    Acquisition related liabilities incurred                                  1,400,000
    Elimination of Aerocar Aviation and Aerocar Parts common stock                 (400)
    Elimination of Aerocar Aviation and Aerocar Parts additional paid
     in capital                                                                (266,267)
    Elimination of Aerocar Aviation and Aerocar Parts retained earnings     (17,889,045)
    Additional paid-in-capital from warrants issued                           1,500,000

                           KELLSTROM INDUSTRIES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                        Three Months Ended March 31, 1998
                                   (Unaudited)

                                                  ----------------------------------------------------------------------------------
                                                                 HISTORICAL

                                                                         AEROCAR AVIATION   PRO FORMA      PRO FORMA    PRO FORMA
                                                   KELLSTROM      ITC    & AEROCAR PARTS  ADJUSTMENTS(A) ADJUSTMENTS(B) COMBINED
                                                  ----------------------------------------------------------------------------------

Sales of aircraft and engine parts, net            25,335,696   $8,036,576     2,508,565   $        --                  $35,880,837
Rental revenues                                     3,754,875      538,306     1,885,716            --                    6,178,897
                                                  -----------   ----------    ----------   -----------    ----------    -----------
Total revenues                                     29,090,571    8,574,882     4,394,281            --                   42,059,734

Cost of goods sold                                (16,668,164)  (4,997,742)     (626,097)           --                  (22,292,003)
Depreciation of equipment under operating leases   (2,043,156)    (289,317)     (458,607)           --                   (2,791,080)
Selling, general and administrative expenses       (3,433,955)    (640,591)     (616,605)       43,161      (215,597)    (4,804,245)
                                                                                                              59,342
Depreciation and amortization                        (593,223)      (3,498)       (8,799)      (40,785)                    (646,305)

                                                  -----------   ----------    ----------   -----------    ----------    -----------
Total operating expenses                          (22,738,498)  (5,931,148)   (1,710,108)        2,376      (156,255)   (30,533,633)

Operating income                                    6,352,073    2,643,734     2,684,173         2,376      (156,255)    11,526,101

Interest expense                                   (1,637,954)    (160,492)      (28,711)      160,492    (1,030,765)    (3,120,674)
                                                                                              (548,851)      125,607

                                                  -----------   ----------    ----------   -----------    ----------    -----------

    Income before income taxes                      4,714,119    2,483,242     2,655,462      (385,983)   (1,061,413)     8,405,427

Income taxes                                       (1,772,509)          --             0      (781,758)     (597,768)    (3,152,035)
                                                  -----------   ----------    ----------   -----------    ----------     ----------

    Net income                                      2,941,610   $2,483,242     2,655,462   $(1,167,741)   (1,659,181)   $ 5,253,392
                                                  ===========   ==========    ==========   ===========    ==========    ===========

Earnings per common share - basic                        0.36                                                           $      0.65
                                                  ===========                                                           ===========

Earnings per common share - diluted                      0.29                                                           $      0.49
                                                  ===========                                                           ===========

Weighted average number of common shares
  outstanding - basic                               8,118,711                                                             8,118,711
                                                  ===========                                                           ===========

Weighted average number of common shares
  outstanding - diluted                            11,739,791                                                            11,739,791
                                                  ===========                                                           ===========


                           KELLSTROM INDUSTRIES, INC.
         NOTES TO PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
                                    UNAUDITED

(A) For purposes of presenting the pro forma consolidated combined statement of earnings, the following adjustments have been made for the ITC acquisition:

                                                                                                Three Months Ended
                                                                                                  March 31, 1998
                                                                                                ------------------
Increase (decrease) in income:

   Amortization of goodwill and non-compete agreement related to ITC acquisition                   $   (40,785)
   Elimination of pension expense                                                                       43,161
   Reduction in interest expense due to pay-off of debt on ITC line of credit                          160,492
   Interest expense on acquisition debt and debt incurred to repay existing ITC line of credit        (548,851)
                                                                                                   -----------
                                                                                                      (385,983)
Tax effect of pro forma adjustments                                                                   (781,758)
                                                                                                   -----------
          Net adjustment                                                                            $(1,167,741)
                                                                                                   ============

(B) For purposes of presenting the pro forma consolidated combined statement of earnings, the following estimated adjustments have been made for the Aerocar Aviation and Aerocar Parts acquisition. (The final purchase price allocation will be based upon the final determination of the fair value of the net assets acquired at the time of closing.):


                                                                                                Three Months Ended
                                                                                                  March 31, 1998
                                                                                                ------------------
Increase (decrease) in income:

Amortization of goodwill and non-compete related to Aerocar Aviation
      and Aerocar Parts acquisition                                                                    (215,597)
Elimination of Aerocar Aviation and Aerocar Parts officer's salary                                       59,342
Increase in interest expense from acquisition debt                                                   (1,030,765)
Reduction in interest expense due to pay-off of debt on Aerocar Aviation and Aerocar
      Parts line of credit                                                                              125,607
                                                                                                     ----------
                                                                                                     (1,061,413)

Tax effect of pro forma adjustments                                                                    (597,768)
                                                                                                     ----------
        Net adjustment                                                                               (1,659,181)
                                                                                                     ==========

                           KELLSTROM INDUSTRIES, INC.
             PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
                       THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                         -----------------------------------------------------------------------------------------------
                                 HISTORICAL                          AEROCAR
                                                                     AVIATION        PRO           PRO           PRO
                                                                        &           FORMA         FORMA         FORMA
                                           AERO                      AEROCAR     ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS
                          KELLSTROM      SUPPORT          ITC         PARTS          (A)           (B)           (C)
                         -----------   ------------   -----------   ----------   -----------   -----------   -----------
Sales of aircraft and
  engine parts, net       15,458,916   $ 4,980,911    $ 6,796,547    7,362,859    $      --     $      --
Rental revenues            1,007,157            --        134,020    2,774,583           --            --
                         -----------   -----------    -----------   ----------    ---------     ---------    ----------
Total revenues            16,466,073     4,980,911      6,930,567   10,137,442           --            --             0

Cost of goods sold       (10,072,332)   (3,213,338)    (4,316,081)  (4,366,657)                        --
Depreciation of
  equipment under
  operating leases          (654,653)           --        (90,826)    (377,890)                        --
Selling, general and
  administrative
  expenses                (1,770,329)   (1,138,154)    (1,022,181)    (483,416)                    38,651        66,036

Depreciation and                                                                   (201,587)
  amortization              (288,879)      (20,366)        (4,252)      (6,037)      52,812       (40,785)     (234,565)
                         -----------   -----------    -----------   ----------    ---------     ---------    ----------
Total operating
  expenses               (12,786,193)   (4,371,858)    (5,433,340)  (5,234,000)    (148,775)       (2,134)     (168,529)
Operating income           3,679,880       609,053      1,497,227    4,903,442     (148,775)       (2,134)     (168,529)
Interest expense          (1,035,858)      (69,351)       (96,218)       8,574       69,351        96,218    (1,030,765)
                                                                                   (332,826)     (548,851)       27,471
                         -----------   -----------    -----------   ----------    ---------     ---------    ----------
  Income before income
    taxes                  2,644,022       539,702      1,401,009    4,912,016     (412,250)     (454,767)   (1,171,823)
Income taxes                (984,654)           --             --            0      (54,649)     (361,695)   (1,395,718)
                         -----------   -----------    -----------   ----------    ---------     ---------    ----------
  Net income               1,659,368   $   539,702    $ 1,401,009    4,912,016    $(466,899)    $(816,462)   (2,567,541)
                         ===========   ===========    ===========   ==========    =========     =========    ==========
Earnings per common
  share -- basic                0.29
                         ===========
Earnings per common
  share -- diluted              0.21
                         ===========
Weighted average number
  of common shares
  outstanding -- basic     5,725,255
                         ===========
Weighted average number
  of common shares
  outstanding -- diluted   7,922,924
                         ===========


                             PRO
                            FORMA
                           COMBINED
                         ------------
Sales of aircraft and
  engine parts, net      $ 34,599,233
Rental revenues             3,915,760
                         ------------
Total revenues             38,514,993

Cost of goods sold        (21,968,408)
Depreciation of
  equipment under
  operating leases         (1,123,369)
Selling, general and
  administrative
  expenses                 (4,309,393)
Depreciation and
  amortization               (743,659)
                         ------------
Total operating
  expenses                (28,144,829)
Operating income           10,370,164
Interest expense           (2,912,255)
                         ------------
  Income before income
    taxes                   7,457,909
Income taxes               (2,796,716)
                         ------------
  Net income             $  4,661,193
                         ============
Earnings per common
  share -- basic         $       0.81
                         ============
Earnings per common
  share -- diluted       $       0.59
                         ============
Weighted average number
  of common shares
  outstanding -- basic      5,725,255
                         ============
Weighted average number
  of common shares
  outstanding -- diluted    7,922,924
                         ============

                           KELLSTROM INDUSTRIES, INC.
         NOTES OF PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
                                    UNAUDITED





(A) For purposes of presenting the pro forma consolidated combined statement of earnings, the following adjustment have been made for the Aero Support acquisition:


                                                                                                   Three Months Ended
                                                                                                     March 31, 1997
                                                                                                   ------------------
Increase (decrease) in income:

    Amortization of goodwill and non-compete agreement related to Aero Support acquisition             $(201,587)
    Elimination of leasehold amortization expense for assets not acquired                                 52,812
    Reduction in interest expense due to pay-off of debt on Aero Support line of credit                   69,351
    Interest expense on acquisition debt and debt incurred to repay existing Aero Support
      line of credit                                                                                    (332,826)
                                                                                                       ---------
                                                                                                        (412,250)
Tax effect of pro forma adjustments                                                                      (54,649)
                                                                                                       ---------
Net adjustment                                                                                         $(466,899)
                                                                                                       =========

(B) For purposes of presenting the pro forma consolidated combined statement of earnings, the following adjustment have been made for the ITC acquisition:



                                                                                                  Three Months Ended
                                                                                                     March 31, 1997
                                                                                                  ------------------
Increase (decrease) in income:

   Amortization of goodwill and non-compete agreement related to ITC acquisition                       $ (40,785)
   Elimination of pension expense                                                                         38,651
   Reduction in interest expense due to pay-off of debt on ITC line of credit                             96,218
   Interest expense on acquisition debt and debt incurred to repay existing
     ITC line of credit                                                                                 (548,851)
                                                                                                       ---------
                                                                                                        (454,767)
Tax effect of pro forma adjustments                                                                     (361,695)
                                                                                                       ---------
Net adjustment                                                                                         $(816,462)
                                                                                                       =========

(C) For purposes of presenting the pro forma consolidated combined statement of earnings, the following estimated adjustments have been made for the Aerocar Aviation and Aerocar Parts acquisition. (The final purchase price allocation will be based upon the final determination of the net assets acquired at the time of closing.):



                                                                                                    Three Months Ended
                                                                                                      March 31, 1997
                                                                                                    -------------------
Increase (decrease) income:

Amortization of goodwill and non-compete related to Aerocar Aviation and
   Aerocar Parts acquisition                                                                              (234,565)
Elimination in Aerocar Aviation and Aerocar Parts officer's salary                                          66,036
Increase in interest expense from acquisition debt                                                      (1,030,765)
Reduction in interest expense due to pay-off of debt on Aerocar
  Aviation and Aerocar Parts line of credit                                                                 27,471
                                                                                                      ------------
                                                                                                        (1,171,823)
Tax effect of pro forma adjustments                                                                     (1,395,718)
                                                                                                      ------------
          Net adjustment                                                                                (2,567,541)
                                                                                                      ============